Exhibit 99.1

BKV CORPORATION ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

DENVER, September 25, 2024 – BKV Corporation (“BKV”) today announced the pricing of its initial public offering of 15,000,000 shares of its common stock at $18.00 per share. The underwriters will have a 30-day option to purchase an additional 2,250,000 shares from BKV at the initial public offering price, less underwriting discounts and commissions. The shares will begin trading on the New York Stock Exchange on September 26, 2024 under the ticker symbol “BKV,” and the offering is expected to close on September 27, 2024, subject to customary closing conditions.

Citigroup and Barclays acted as lead book-running managers for the offering. Evercore ISI, Jefferies and Mizuho acted as joint book-running managers. KeyBanc Capital Markets, Susquehanna Financial Group, LLLP, TPH&Co., the energy business of Perella Weinberg Partners, and Truist Securities acted as senior co-managers. Citizens JMP and SMBC Nikko acted as co-managers for the offering.

The offering is being made only by means of a prospectus. When available, copies of the final prospectus relating to the offering may be obtained from: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (800) 831-9146; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at barclaysprospectus@broadridge.com or by telephone at (888) 603-5847.

To obtain a copy of the prospectus free of charge, visit the Securities and Exchange Commission’s (“SEC”) website, www.sec.gov, and search under the registrant’s name, “BKV Corporation.”

A registration statement relating to the offering was declared effective by the SEC on September 25, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BKV Corporation

Headquartered in Denver, Colorado, BKV Corporation (BKV) is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV’s core business is to produce natural gas from its owned and operated upstream businesses. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 20 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of the federal securities laws. These statements generally relate to future events or our future financial or operating performance and include statements regarding the expected size, timing and results of the initial public offering. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in BKV’s prospectus. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Media Contact

Becky Escott

BKV Corporation

media@bkvcorp.com